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                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference into the Registration Statement on Form S-8 of our report dated September 19, 1996, except for Note 19 as to which the date is December 17, 1996, on our audits of the consolidated financial statements and financial statement schedule of All-Comm Media Corporation and subsidiaries as of June 30, 1996, and 1995, and for each of the three years in the period ended June 30, 1996, which reports are included in All-Comm Media Corporation's Annual Report on Form 10-K/A-2.



                                           /s/ Coopers & Lybrand L.L.P.
                                           -------------------------------------
                                           COOPERS & LYBRAND L.L.P.


Los Angeles, California
July 2, 1997